UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K12G3


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 16, 2007

                         COMLINK COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                 (State or other jurisdiction of incorporation)



      333-117114                                        30-0220588
---------------------------                            -------------------
(Commission File Number)                               (I.R.S. Employer
                                                        Identification No.)

                4127 S. LAMONTE STREET, SPOKANE, WASHINGTON 99203
      --------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (509) 482-1159



           -----------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))
[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

                                TABLE OF CONTENTS


SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS................................2

SECTION 2. FINANCIAL INFORMATION...............................................2

SECTION 3. SECURITIES AND TRADING MARKETS.....................................35

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS............35

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT................................35

SECTION 6. ASSET BACKED SECURITIES............................................36

SECTION 7. REGULATION FD .....................................................36

SECTION 8. OTHER EVENTS.......................................................36

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS..................................36

SIGNATURES....................................................................37

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company entered into an Agreement and Plan of Merger on January 16, 2007, with shareholders of USA Superior Energy, Inc. ("USA Superior"), USAS Acquisitions, Inc. ("USAS") and Comlink Communications Company. Under the terms of the Agreement shareholders of USA Superior Energy, Inc. agreed to receive a total of 34,000,000 shares of common stock of the Company in exchange for common shares of USA Superior Energy, Inc., constituting 100% of the issued and outstanding common stock of USA Superior Energy, Inc. The Agreement required delivery of audited financial statements of USA Superior Energy, Inc. at time of closing. The closing occurred on January 16, 2007, and the Company issued 34,000,000 shares of restricted common stock.

                        SECTION 2 - FINANCIAL INFORMATION


ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company has adopted a new business plan in the energy industry with the acquisition of USA Superior Energy, Inc. as a wholly owned subsidiary.

GENERAL

USA Superior Energy, Inc. ("USA Superior") was formed October 28, 2005. Hereafter, we may refer to USA Superior Energy, Inc. as "the Company", by the words are inclusive to the parent Comlink Communications Company. It was a Delaware corporation organized for the purpose of acquiring and developing oil and gas properties with a potential for enhanced secondary or tertiary recovery using modern state of the art, workover and stimulation techniques. USA Superior acquired Superior Energy, LLC, a Delaware Limited Liability Company in a Share Exchange in December 2005. Superior Energy, LLC has conducted active oil and gas properties, acquisition, evaluation, workover and stimulation operations since October 2003. USA Superior is currently producing five barrels of oil per day. USA Superior has merged into Company's subsidiary, USAS Acquisition, Inc.

During 2005, USA Superior entered into two agreements to acquire interests in oil properties. USA Superior currently has entered into 3 agreements with landowners to develop oil and gas prospects by drilling or redrilling discovered hydrocarbons. In June 2005 USA Superior entered into a lease agreement in Navarro County, Texas to develop a 188 acre oil field workover stimulation project. In October 2005 USA Superior entered into an agreement to drill on a 331 acre tract of land in Zavalla, County, Texas. Additionally, USA Superior has entered into a limited liability Company, Superior Energy, LLC with IGS Generon, Inc. (Generon) to utilize proprietary nitrogen gas generation technology to enhance oil and gas production on the property in Navarro County Texas and is conducting stimulation efforts currently. Further, USA Superior has entered into a distribution agreement with Xiom Corporation (Xiom) to distribute Xiom's patented coatings technology in Texas and Louisiana for oil field use, subject to adequate capital.

USA Superior Energy, Inc. executive offices are located at 800 Bering Drive, Suite 100, Houston, Texas 77057, and the telephone number is 713-266-7500 and the facsimile number is 713-781-3863.

CAUTIONARY AND FORWARD LOOKING STATEMENTS

In addition to statements of historical fact, this Form 8K12g3 contains forward-looking statements. The presentation of future aspects of the Company found in these statements is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause the Company actual results to be materially different from any future results expressed or implied by the Company in those statements. Important facts that could prevent the Company from achieving any stated goals include, but are not limited to, the following:

     (a)  volatility or decline of the Company's stock price;

     (b)  potential fluctuation in quarterly results;

     (c)  failure of the Company to earn revenues or profits;

     (d) inadequate capital to continue energy exploration, development or reworking, inability to raise additional capital or financing to implement its business plans;

     (e)  failure to achieve production from leases;

     (f)  rapid and significant changes in markets;

     (g)  litigation with or legal claims and allegations by outside parties;

     (h)  insufficient revenues to cover operating costs.

There is no assurance that the Company will be profitable, the Company may not be able to successfully develop its energy leases, the Company may not be able to attract or retain qualified executives and personnel, the Company's products and services may become obsolete, government regulation may hinder the Company's business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of
warrants  and  stock  options,   and  other  risks  inherent  in  the  Company's
businesses.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

BUSINESS

USA Superior Energy, Inc. strategy focuses on using nitrogen technology to recharge and produce from under-pressured partially depleted reservoirs. This reduces much of the risk of exploring for oil and gas and limits the risk to the volume of oil one can produce and at what cost.

When an oil reservoir is discovered the initial natural pressure underground is the force which drives the oil out. Primary production is the initial volume of oil produced by natural flow or pump. Primary production typically produces from 10 to 40 % of the oil in place, leaving 60% to 90% of the oil still in the ground. The difference in primary recovery depends on the pressure, porosity and permeability of rock reservoir and the viscosity of the oil. The deeper a reservoir is the greater the pressure pushing down on the rock. Rocks with high porosity, (the holes within the rock filled with fluid) and high permeability, (the connectivity and friction of those holes) can act like a pipe flowing oil more easily and rapidly. Deep high pressure reservoirs, easy flow rates, and thin low viscosity oil allow greater amounts of the oil in ground to be initially produced allowing up to 40% of the oil in the reservoir to be produced. Inversely shallow low pressure, or tight poor flow, or thick oil reduces the amount of oil that is initially produced to the low 10% range.

After primary production, a fluid or gas must be injected into the ground under pressure to help artificially pressurize and drive additional oil out of the reservoir. This is called secondary or tertiary production. Primary, secondary and tertiary production can produce from 60 to 90% of the oil in the reservoir accessible form the wells in some cases. In the past, only larger oil and gas companies could afford to pursue the high cost technologies and expertise involved in secondary and tertiary recovery.

Historically, with a much lower price of oil, large volumes of oil were left behind all across the United States in shallow tight reservoirs, heavy oil sands, and small marginal reservoirs. These discovered but poorly exploited oil fields lie in the ground ready to be produce if the right technology at an economic cost can be applied. In today's price environment with $50 / BO many of yesterday's uneconomic wells and reservoirs that were plugged and abandoned might now be profitable if developed.

Management of the Company has developed tactics to exploit those very same wells and reservoirs utilizing its combined 170 plus years of oil field experience and high-tech (Non-Cryogenic) nitrogen generator, compressor and gas-lift equipment for the purpose of enhancing production on crude oil wells by pressurizing low pressure oil formations and gas-lifting oil out of the well.

The Company has used nitrogen to increase the production from marginal wells on its Navarro County prospect and intends to use similar technologies wherever applicable to stimulate reservoirs to attempt to achieve secondary recovery. The steps are: First, use nitrogen gas lift to increase the efficiency and volume of oil and water a well can produce. Second, use nitrogen to increase the pressure within a formation through injection wells thereby forcing greater volumes of oil into the well bore of a production well. And last, creating horizontal lateral spokes radiating out from the well bore through coiled tubing drilling, allowing a greater area and volume of formation to be more precisely treated and providing a better conduit for nitrogen and oil to flow to and from the well bore.

To implement the Company strategy for increased production, the Company has entered into Superior Energy, LLC, a limited liability company with IGS Generon, Inc. (Generon) to utilize proprietary nitrogen gas generation technology to enhance and increase oil and gas production on selected prospects. In exchange for 20% of the cash flow Generon provides the nitrogen generating equipment at no capital cost. This creates an economic alliance of the Company with one of the primary producers of nitrogen equipment, technical expertise that supplements the Company's oil and gas expertise, a built in expansion joint venture partner, and reduces capital needs to the Company.

SUPERIOR ENERGY, LLC

To reduce upfront cost and secure a source of nitrogen generating equipment, a Delaware limited liability Company, Superior Energy, LLC was formed with Generon, a major manufacturer of the nitrogen generating equipment. In return for Generon's supply the nitrogen extraction equipment they receive 20% of the revenue from the 200-acre pilot and pay 20% of the cost associated with the injector wells. USA Superior Energy, Inc. holds 80% of this LLC. Not only did the arrangement reduce the upfront cost, but the Company reduced the `learning curve' to use this technology and has a built-in partner to expand it, if warranted by success.

--------------------------------------------------------------------------------
                               Organization Chart
--------------------------------------------------------------------------------
                         Comlink Communications Company
                                    (Parent)
                                       /
                                       /
                USAS Acquisition, Inc./USA Superior Energy, Inc.
                               (merged with USAS)
                        (subsidiary 100% owned by parent)
                                       /
                                       /
                              Superior Energy, LLC
                      a Delaware Limited Liability Company
                            80% owned by USA Superior
                              20% owned by Generon
--------------------------------------------------------------------------------

COMPANY PROJECTS:

NAVARRO SHALLOW PROJECT

The Company has begun redevelopment of a shallow (350 ft) oil rich reservoir discovered 20 years ago in Navarro County, TX. The reservoir lacked any pressure to flow the oil under ground at that time so the field was abandoned within two years of discovery.

The field was originally discovered in the 1980's. Eight wells were drilled, completed and put on pump to produce the oil sand. Low pressure in the reservoir (25 psi) would only push the oil to the pumping wells at a very slow rate. A well could only pump 1/3 BOPD using the reservoir's natural pressure. The project was uneconomic at the time and plugged and abandoned after only producing 200 barrels of oil (BO) over a two-year period.

Confidential information from field personnel of the original 8 wells supplied the core information and the fact that the wells could only produce 1/3 BOPD on pump but with a casing swab could produce 6 to 8 BO/day. This is very indicative of an oil formation capable of flowing if pressure was available. Oil produced was light green oil with a viscosity of 32 to 38 API.

A two well nitrogen test on the 8 well lease in 1983 had the following results; after a truckload of nitrogen was pumped in the injector well, the offsetting producing well had 47 BO the next day and 45 the second day. By the third day nitrogen pressure was gone.

While having positive results investors decided not to put in the nitrogen injector due to the high cost of nitrogen generation and the low oil cost at that time. The wells were plugged without producing any oil.

Others never developed this reservoir, because it is a difficult sand to "see" in a typical well evaluation program. Rock is low resistivity laminated shale sand under a hard capping limestone. The low resistivity and shallow depth was outside of the evaluation range of most of the wells that were drilled in the area for the Woodbine and deeper (4,000 ft plus). Many of the well logs in the area show indications of this zone on a 1-inch correlation log but do not show this zone in the detail log. Without the proprietary information this oil sand goes undetected. Prospective acreage is over 2,000 plus acres of oil potential at less than 500 feet. Acreage is open and has no production on it.

The Company is redeveloping as an enhanced recovery project using nitrogen gas to pressurize the reservoir pushing oil from the injector well to the producers. This provides an environmentally safe, non-destructive to the formation and its fluids. Nitrogen is produced at the well-site using molecular sieves that extract the nitrogen from the atmosphere we breathe. The heated gas produced is composed of 95% nitrogen and can be a continual source of nitrogen as the field is developed.

REDEVELOPMENT PLAN

The Company has drilled four wells in 3rd quarter of 2005 in the reservoir. All four wells penetrated the oil sand at a depth of approximately 350 feet as expected. Oil sand thickness ranges from 20 to 24 feet with an average porosity of 22%. Oil is a high gravity, light oil of 34 to 38 API gravity. Currently about 12 acres of the 200 acres leased has been proven on two acre spacing. The pilot nitrogen injection program consists of three wells surrounding the nitrogen injector well. All wells are completed and facilities are in place.

Management expects each well to produce approximately 17,000 barrels of oil. on every two acres. Assuming a $50/ BO product price, results in each well making $595,000 of revenue and approximately over $430,000 of cash flow per well on each two acres. The cash flow generated from each well will payout all capital and operating expenses within the first 6 months. An individual well needs to produce only 2,500 barrels of oil to payout. The cash flow from each well is enough to pay for seven additional wells.

The oil wells must first be put on pump and produced using only the reservoirs natural formation pressure to establish their primary production rate. Currently the 3 wells pump 1 1/2 BOPD on primary production. After an initial system integrity pressure test the 3 producing wells had a significant increase in producing (2 to 3 fold). This is very encouraging and further verifies that when the field is put on nitrogen injection the wells should make between 5 and 15 BOPD / well.

After a four week period to establish primary production rate, the nitrogen will be pumped into the center injector well. Injection pressure will initially be 175 PSI. The expected production rate will start off slow at 3 BOPD increasing to a constant rate of 10 BOPD as the nitrogen begins to pressurize and move the oil within the reservoir.

On this project the well cost is low, $45,000 to drill and complete. The results of the pilot program will determine whether the field is developed on a two or four acre per well drainage spacing. The existing nitrogen generator in place can support 10 to 20 future injector wells and therefore 30 to 60 additional oil producers.

PROJECT HAS THREE PHASES:

     1) Redrill the original lease with a 5 well nitrogen pilot on 2 acre spacing (inverted 5 spot). Core sand and capping limestone. Test nitrogen pressure response and sweep efficiency on 4 corner producing wells on 2 acre spacing and 4 additional wells on four acre spacing. Outcome of pressure sweep will determine design of development of property.
     2) Lease an additional 1,000 to 2,000 acres, begin field development of phase 1 acreage.
     3)   Expand development to limits of available productive acreage.

ZAVALLA SERPENTINES PROJECTS

The Company has recently begun development of numerous prospects identified in Zavalla County, Texas.

Fields were discovered in the 1960 to the 1980's with little development since then. The fields are caused by the intrusion of large masses of volcanic rock. The volcanic rock has much larger amounts of iron than the surrounding sedimentary rocks. These large localized "magmatic" masses can be seen on magnetic surveys much like a compass responding to a large mass of iron. Airborne magnetic surveys have been flown over much of the county, the result being the identification of over 14 anomalous "high iron masses" that have not been drilled. See diagram below.

Due to the tighter permeability of the formation this project can benefit from nitrogen injection and certainly horizontal laterals. It is questionable whether 40 acres is actually being drained by a single well. Additional potential may exist in in-fill drilling.

Currently over 331 acres are leased with additional leasing going on.

ZAVALLA COUNTY SHOWING SERPENTINE FIELDS


PLEASE SEE EXHIBIT 99.1

ZAVALLA GEOLOGIC BACKGROUND

Volcanic lava is pushed up into the overlying beds as serpentine plugs. This causes structural traps for oil and gas in the sediment above. The San Miguel formation at a depth of 2,500 ft has three sands which trap oil and gas in these serpentine induced bumps. The Anacocha lime 1,000 ft below the San Miguel sands traps gas off the flanks of these bumps.

Directly on the structural top the Anacocha is a thin tight limestone unable to produce. But off the sides thickness and porosity builds up and significant gas volumes can be trapped. Many of the existing fields have not drilled down to the Anacocha lime off the flank off structure leaving untested reservoir. A typical Anacocha well can do up to 1/2 BCF per well.

The volcanic serpentine plugs have a unique magnetic signature from the iron within the lava. This signature can be identified from the air with sensitive magnetometers flown from an airplane see below.






PLEASE SEE EXHIBIT 99.2

Airborne magnetics, while identifying the potential traps for oil and gas, the presence of hydrocarbons in the traps is still in question. Geochemical surveys can help identify areas that have hydrocarbons leaking to the surface from the traps below.

Gas samples are extracted from 30 inches underground in a grid pattern every 300 feet. The gas is analyzed using a gas chromatograph capable of reading individual gas components (Methane [C1], Propane [C2], Ethane [C3], Ethene, Butane [C4]) to an accuracy of 1/100 of a part per million (PPM). Methane C1 can be derived from underground and surface accumulations (termites/ dung/ compost) C2 to C4 is only derived from oil and gas accumulations.

The image below is of the geochemical survey done by Geochemical Exploration Services, Inc. on the Company's Del Monte lease, number 1 on the Zavalla County map above.

Each sample station's value is mapped for each individual component (C1 to C4) to determine area of leaking hydrocarbons. Positive results should show large values, a clustering of large values within a definable area, and consistent patterns between the individual component maps (C2 to C4), all of which were present on the Company's acreage. C2 readings over 0.4 PPM are a strong indicator of probable oil and gas underground, 72 % of the 131 samples taken had a C2 reading greater than 0.4 PPM. The individual component (C2 to C4) values and ratios suggest that the composition of the hydrocarbons trapped underneath is gas and gas condensate.







PLEASE SEE EXHIBIT 99.3

ZAVALLA DEVELOPMENT PLAN

One initial well will be drilled to test the Company's evaluation strategy.

Zavalla Drill Cost

Drill and evaluation       $147,840
Complete                   $ 92,934
Lease Facilities           $ 20,000
                           ---------
Total                      $260,774

One well will be drilled to test the reevaluation of the project.


SIGNIFICANT TECHNOLOGY

IGS GENERON STIMULATION TECHNOLOGY

In 2005 our predecessor formed a limited liability company, Superior Energy, LLC with the Generon Division of Innovative Gas Systems (IGS). IGS Generon is one of the largest producers in the world of custom designed nitrogen and instrument air membrane generator units.

Generon's truck and skid mounted nitrogen generating units are placed adjacent to a well that has demonstrated low down-hole pressure. Nitrogen is generated on-site at high pressures and delivered as a gas at 92 - 99.99% purity.

Nitrogen (N2), an inert gas, can be used in lieu of or in addition to water as a means to increase the pressure and thereby production of oil beyond primary production.

1) Nitrogen when used to pressurize a formation can be used to increase oil production in two processes; across an entire reservoir affecting many wells by increasing the pressure and flood displacement of oil or 2) to individual wells as a Huff and Puff process.

The Company's Navarro project uses the first approach. N2 is injected in the formation slowly displacing and pressurizing the oil in front of it. The oil rate in the surrounding producing wells increases in direct relationship with the increase pressure in the formation around the injector well. Due to its smaller size, N2 can get into and displace fluids from pore spaces difficult for water to get into. As pressure is reduced the N2 expands forcing oil out into the more porous and permeable pathways.

Using nitrogen to pressurize the reservoir has several advantages. Nitrogen is environmentally friendly, 78% of air we breathe is nitrogen. Any spillage of nitrogen gas is inefficient but uneventful. Nitrogen is inert to most mineral and rock conditions and will not adversely harm the formation, unlike water which can `expand and jam up" clays within the formation thereby reducing the flow capacity of the formation. This provides a safe way to push the oil through the rock to the producing oil well. Nitrogen has minimal expense; cost from $1.00 to $2.00 / thousand cubic feet of nitrogen to produce at the well(s) site.

Field experience over a six year period has shown a two to four fold increase in production with only a slight increase of water production at a nitrogen usage of 1 to 4 MCF of nitrogen for every barrel of oil produced. At a cost of $4.00 to $8.00 for nitrogen produced and $50 per barrel of oil, this represents a very attractive return on investment.

Management believes it can decrease operating costs and increase production on such wells by 50 - 70%. Presently, the nitrogen is vented through the system. Future plans include separation of the nitrogen recovery and the recompressing it for further lifting. Management believes that lifting as many as four wells from one Generon unit can be accomplished.

The Company has no significant operating history and no representation is made, nor is any intended that the Company will able to carry on its activities profitably. The viability of the proposed business is dependent upon sufficient funds being raised by the Company, of which there is no assurance. G. Rowland Carey, President and director has limited prior experience in the acquisition, evaluation and development of oil and gas properties. Mr. Paul Eads and Mr. Jerry Witte are career petroleum industry professionals and will devote full-time efforts to the affairs of the Company.

FACILITIES

Management has established a sales and service facility in Houston, Texas to support the Xiom sales division.

ACREAGE

                        GROSS ACRES                      NET ACRES
                        -----------                     -----------
Navarro                  188 acres        80% NRI       150.4 acres
Zavalla                  331 acres        80% NRI       264.8 acres

The Company will conduct stimulation activities on this acreage not yet determined. If warranted, the Company would drill other wells on the acreage.

The terms of each of these leases:

The lease has a 20% royalty to the landowner and Superior Energy, LLC, our 80% owned subsidiary, holds an 80% Net Revenue Interest. The lease term is 5 years, but if producing, it will be "held by production" until depleted.

The Company will consider the following criteria when evaluating whether to acquire an oil and gas prospect or property:

     1)   proximity   to   existing   production   and/or   history   of   prior
          exploration/production;
     2)   depth of existing production;
     3)   location in a known producing region;
     4)   whether there is well control data from nearby drill sites;
     5)   geologic evaluations by local geologists of production potential;
     6)   reasonable cost of acquisition;
     7)   term of lease and any commitment; and
     8)   reasonable drilling or workover cost estimates.

COMPETITION, MARKETS, REGULATION AND TAXATION

COMPETITION.

There are a large number of companies and individuals engaged in the exploration for minerals and oil and gas and seeking post primary recovery prospects; accordingly, there is a high degree of competition for desirable properties. Many of the companies and individuals so engaged have substantially greater technical and financial resources than the Company.

MARKETS.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond the control of the Company, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond the control of the Company. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is no assurance that the Company will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

EFFECT OF CHANGING INDUSTRY CONDITIONS ON DRILLING ACTIVITY.

Lower oil and gas prices have caused fluctuations in energy activity in the U.S. from time to time. However, such changing activity has also resulted in severe fluctuations in costs prospects, acquisition costs and equipment costs, and restrictions in the terms under which workover/stimulation prospects are generally available. The Company cannot predict what oil and gas prices will be in the future and what effect those prices may have on activity in general, or on its ability to generate economic workover/stimulation prospects and to raise the necessary funds with which to drill them.

COMPANY'S PERCEPTION OF THE OPPORTUNITY.

The Company has put together a team of experts in their fields with over 170 years of experience; from the initial drilling, completion, operations, and problem solving.

By enhancing partially developed or under-pressured reservoirs limits the risk associated with exploring for and "FINDING" oil reservoirs. Developing with nitrogen previously found oil pools that have had poor production due to their shallow nature and low pressure, has several advantages; shallow equates to low cost to drill, if oil drilling rigs are not available, water well rigs can drill these wells. Most drilling hazards are well known, usually near infrastructure, environmentally friendly, safe, and with possible tax benefits.

As an incentive to increase oil production, the State of Texas gives a 50% reduction of the 4.6% Severance Tax to qualifying enhanced recovery projects. The Company's Navarro project qualifies for this tax incentive and has currently filed the necessary paper work with the Texas Railroad Commission and is now awaiting final approval.

The Company's arrangement with Generon, one of the foremost providers of nitrogen generating equipment, provides the Company with a means to put high tech expensive equipment on its projects with no capital outlay. If the projects are successful, this would give Generon a vested interest in the expansion of existing and future projects.

Part of the Company's strategy is to have personnel in the community where it has operations at a grassroots level. Experienced and respected, overseeing each project on a day-to-day basis this person provides a valuable network, maintaining and assuring production, and finding the best subcontractors at competitive prices. These individuals are also actively looking for additional potential, be it taking over old wells or finding new projects. Evidence of this is a recent negotiated 5-year lease, of 331 acres in Zavalla County, Texas for a 10% royalty burden, resulting in 90% of the revenue going to the Company. Typically a lease burden of 12.5 to 25% is considered good, leaving the leasor with 75 to 87.5% of the revenue.

THE DEPARTMENT OF ENERGY. The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC's responsibility for natural gas regulation.

REGULATION AND PRICING OF NATURAL GAS. The Company's operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of the Company cannot be determined at this time.

CRUDE OIL AND NATURAL GAS LIQUIDS PRICE AND ALLOCATION REGULATION.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by the Company will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas, and have advocated reimposing of "windfall profits" taxes. The impacts of any such new regulation or taxation are certain to be negative on the Company.

STATE REGULATIONS.

The Company's production of oil and gas if any will be subject to regulation by state regulatory authorities in the states in which the Company may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

PROPOSED LEGISLATION.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas.

ENVIRONMENTAL LAWS.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All operations by the Company involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, the activities of the Company may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

TITLE TO PROPERTIES.

The Company is not the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property, pursuant to which, among other things, the Company has the right to have its interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by the Company. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.

The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although the Company is not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, the Company would suffer title failures.

BACKLOG OF ORDERS.

There are currently no orders for sales at this time.

GOVERNMENT CONTRACTS.

None at this time.

COMPETITIVE CONDITIONS.

There are numerous competitors in the Oil and Gas Industry with far greater resources, financial and marketing, to exploit new oil and gas prospects which might compete with the Company Energy, Inc. Such resources could overwhelm the Company's efforts to acquire oil and gas workover/stimulation prospects and cause failure of Company. (see "Risk Factors")

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

No research is being conducted.  (See "Use of Proceeds.")

GOVERNMENTAL REGULATION AND ENVIRONMENTAL CONSIDERATION.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties the Company may acquire in the future. Federal income and "windfall profit" taxes have in the past affected the economic viability of such properties.

NUMBER OF PERSONS EMPLOYED.

As of December 31, 2006, USA Superior Energy, Inc. had 4 full-time employees. Other Officers and Directors work on an as needed part-time basis.

RISK FACTORS RELATING TO THE COMPANY AND BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

HIGH RISKS OF THE OIL AND GAS BUSINESS.

The search for oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance that any production or profit will be obtained from any of the prospects owned or to be acquired by the Company, nor are there any assurances that if such production is obtained it will be profitable. When drilling offset wells to abandoned energy wells, there is a very high risk of encountering non-commercial shows of oil and gas due to pressure depletion of the reservoir. (See "Business and Properties")

COMPETITION.

The Company is and will continue to be an insignificant participant in the oil and gas business. Most of the Company's competitors have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying suitable prospects. Such resources could overwhelm the Company's efforts to acquire oil and gas prospects and cause failure of the Company.

MARKETS.

The marketing of natural gas and oil which may be produced by the Company's prospects will be affected by a number of factors beyond the control of the Company. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Recently, there have been dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect the profitability of the Company's oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is assurance that the Company will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the marketplace, the extent and duration of which is not known. Such oversupply may result in reductions of purchases by principal gas pipeline purchasers. (See "Business of the Company" and Competition, Markets, Regulation and Taxation.")

WEATHER INTERRUPTIONS.

Activities of the Company may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect the ability of the Company to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

ADDITIONAL FINANCING REQUIREMENTS.

If adequate oil and gas reserves are found to exist on a prospect, substantial additional financing may be needed to fund the necessary development work. Furthermore, if the results of that exploration and development work are successful, substantial additional funds will be necessary for continued development. The Company will not have sufficient proceeds to conduct such work and, therefore, will be required to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that the Company will be successful in obtaining any financing. These various financing alternatives may dilute the interest of the Company's shareholders and/or reduce the Company's interest in the properties. (See "Use of Proceeds" and "Business of the Company.")

WORKING CAPITAL.

The working capital needs of the Company consist primarily of: prospects acquisitions, evaluation workover and stimulation activities and salaries and administration and are estimated to total over $1,000,000 in the next twelve months, none of which funds are committed; although an equity private placement offering in the amount of $1,000,000 is being commenced. The Company has only minimal cash as of the date of this filing.

NO REVENUES.

The Company has achieved NO revenues in the last five years.

OPERATING HAZARDS AND UNINSURED RISK.

The Company's operations will be subject to all of the operating hazards and risks normally incident to drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. The Company will maintain general liability insurance but it has not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should the Company sustain an uninsured loss or liability, or a loss in excess of policy limits, its ability to operate may be materially adversely affected.

FEDERAL INCOME TAXATION.

Federal income tax laws are of particular significance to the oil and gas industry. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a materially adverse effect on the Company`s future operations and on its ability to obtain risk capital which the industry has traditionally attracted from taxpayers in high tax brackets.

GOVERNMENT REGULATION.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect the Company's earnings potential and cause material changes in the Company's proposed business. It cannot be predicted what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on the Company. Such regulation may have a significant affect on the operating results of the Company.

PROPOSED OPERATIONS - NEGATIVE CONSIDERATIONS.

Expansion Expenditures: the Company may expend substantial funds acquiring and exploring properties which are later determined not to be productive. All funds so expended will be a total loss to the Company.

Technical Assistance: It may be necessary or desirable to employ technical assistance in the operation of the Company's business. As of this date, the Company has not contracted for any technical assistance. When needed by the Company such assistance is likely to be available to compensation levels the Company would be able to pay.

Uncertainty of Title: The Company will attempt to acquire property or interest in property by option, lease, and by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and its application. The Company will obtain an oil and gas attorney's opinion of valid title before any significant expenditure upon a lease.

Government Regulations: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on the operations of the Company. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop property of the Company.

Nature of Proposed Business: The Company's proposed business is highly speculative, involves the commitment of high-risk capital, and exposes the Company to potentially substantial losses. In addition, the Company will be in direct competition with other organizations which are significantly better financed and staffed than the Company.

General Economic and Other Conditions: The Company's business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

COMPETITION FOR SUPPLIES.

The Company will be required to compete with a large number of entities which are larger, have greater resources and more extensive operating histories than the Company. Shortages may result from this competition and may lead to increased costs and delays in operations which may have a material adverse effect on the Company.

FACTORS BEYOND CONTROL OF COMPANY.

The acquisition, exploration, development, production and sale of oil and gas are subject to many factors which are outside the Company's control. These factors include general economic conditions, proximities to pipelines, oil import quotas, supply and price of other fuels and the regulation of transportation by federal and state governmental authorities.

The Company anticipates substantial competition in its effort to acquire oil and gas properties and may have difficulty in obtaining drilling rigs and equipment and experienced personnel to operate them. Established companies have an advantage over the Company because of substantially greater resources to devote to property acquisition and to obtain drilling rigs, equipment and personnel. If the Company is unable to compete for properties and drilling rigs, equipment and personnel, the Company's business would be adversely affected.

CONFLICTS OF INTEREST.

Certain conflicts of interest may exist between the Company and its officers and directors. They have other business interests to which they devote their attention, and may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to the Company.

NEED FOR ADDITIONAL FINANCING.

The Company has very limited funds, and such funds will not be adequate to carryout the business plan. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has investigated the availability, source, and terms that might govern the acquisition of additional capital and is commencing a private placement offering to raise $1,000,000. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

REGULATION OF PENNY STOCKS.

The Company's securities will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of investors to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of securities to sell the securities of the Company in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

LACK OF REVENUE HISTORY.

The Company was formed on October 28, 2005 for the purpose of exploring for, acquiring and developing mineral properties with a potential for production. The Company has had minimal revenues in the last five years. The Company is not profitable and the business effort is considered to be in an early development stage. The Company must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

NO ASSURANCE OF SUCCESS OR PROFITABILITY.

There is no assurance that the Company will ever operate profitably. There is no assurance that it will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby.

LACK OF DIVERSIFICATION.

Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its operations. The Company's probable inability to diversify its activities into more that one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

DEPENDENCE UPON MANAGEMENT.  LIMITED PARTICIPATION OF MANAGEMENT.

The Company currently has three individuals who are serving as its officers and directors on a part time basis. The Company will be heavily dependent upon their skills, talents, and abilities, as well as consultants to the Company, to implement its business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full time attention to the business of the Company results in a delay in progress toward implementing its business plan. See "Officers and Directors."

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Delaware General Corporation Laws provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

DIRECTOR'S LIABILITY LIMITED.

Nevada Revised Statutes exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

DEPENDENCE UPON OUTSIDE ADVISORS.

To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The Company's Management, without any input from stockholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, he may elect to hire persons who are affiliates, if they are able to provide the required services.

NO FORESEEABLE DIVIDENDS.

The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

LOSS OF CONTROL BY PRESENT MANAGEMENT AND STOCKHOLDERS.

The Company may issue further Shares as consideration for the cash or assets or services out of the Company's authorized but unissued Common Stock that would, upon issuance, represent a majority of the voting power and equity of the Company. The result of such an issuance would be those new stockholders and management would control the Company, and persons unknown could replace the Company's management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of the Company by its current shareholders.

RULE 144 SALES.

All of the outstanding Units of Common Stock held by present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Units, these Units may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of Units that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of Units of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

HAZARDS OF OPERATION. In post primary recovery prospects unexpected pressures, impermeable formations and other operating conditions may be encountered which could result in a loss to the Company such as blow-out, fire, pollution, saline infiltrations, insufficient pressure for gas or oil flows, high paraffin content of oil or other adverse situations limiting or preventing production or proving to be a physical hazard to the Company and its employees. The Company will not be able to protect itself from any such risks through insurance either because such insurance coverage is unavailable, because of high premiums or for other reasons.

DIVIDENDS. The Company has paid no dividends and proposes for the foreseeable future to utilize all available funds for the development of its business.

SHORTAGE OF DRILLING RIGS AND RELATED EQUIPMENT. The oil and gas industry is presently facing a shortage of drilling rigs, equipment, materials, supplies and services which has delayed current drilling activities in many instances by independent oil and gas operators. The inability to drill on acreage blocks may delay development of properties in which the Company acquires an interest and certain leases could expire as a result.

PRICE VOLATILITY. Oil and gas prices are volatile and an extended decline in prices could hurt the Company's business prospects. The future profitability and rate of growth and the anticipated carrying value of the Company's oil and gas properties will depend heavily on then prevailing market prices for oil and gas. The Company expects the markets for oil and gas to continue to be volatile. If the Company is successful in establishing production, any substantial or extended decline in the price of oil or gas could:

     -    have a material adverse effect on its results of operations;
     -    limit its ability to attract capital;
     - make the formations it is targeting significantly less economically attractive;
     -    reduce its cash flow and borrowing capacity; and
     -    reduce the value and the amount of any future reserves.

Various factors beyond the Company's control will affect prices of oil and gas, including:

     -    worldwide and domestic supplies of oil and gas;
     - the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
     -    political  instability  or  armed  conflict  in oil  or gas  producing regions;
     -    the price and level of foreign imports;
     -    worldwide economic conditions;
     -    marketability of production;
     -    the level of consumer demand;
     -    the price, availability and acceptance of alternative fuels;
     -    the  availability  of  processing  and  pipeline   capacity,   weather
          conditions; and
     -    actions of federal, state, local and foreign authorities.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and gas. In addition, sales of oil and gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year.

RISK FACTORS

SPECULATIVE NATURE OF INVESTMENT.

Due to the speculative nature of the Company's business, it is likely that the investment in the Stock may result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

BURDEN TO INVESTORS.

The financial risk of the Company's proposed activities will be borne primarily by investors, who over time will have contributed a significantly greater portion of the Company's capital.

REPORTING INFORMATION.

The Company is subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have ready access to the information required to be reported by publicly held companies under the Securities and Exchange Act and the regulations thereunder. The Company intends to provide its shareholders with annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and may register under the Securities and Exchange Act in the future.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

CAUTIONARY AND FORWARD LOOKING STATEMENTS

In addition to statements of historical fact, this Form 8K12g3 contains forward-looking statements. The presentation of future aspects of USA Superior Energy, Inc., ("the Company") found in these statements is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause the Company actual results to be materially different from any future results expressed or implied by the Company in those statements. Important facts that could prevent the Company from achieving any stated goals include, but are not limited to, the following:

     (a)  volatility or decline of the Company's stock price;

     (b)  potential fluctuation in quarterly results;

     (c)  failure of the Company to earn revenues or profits;

     (d) inadequate capital to continue energy exploration, development or reworking, inability to raise additional capital or financing to implement its business plans;

     (e)  failure to achieve production from leases;

     (f)  rapid and significant changes in markets;

     (g)  litigation with or legal claims and allegations by outside parties;

     (h)  insufficient revenues to cover operating costs.

There is no assurance that the Company will be profitable, the Company may not be able to successfully develop, manage or market its products and services, the Company may not be able to attract or retain qualified executives and personnel, the Company's products and services may become obsolete, government regulation may hinder the Company's business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in the Company's businesses.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.


PLAN OF OPERATIONS

No operations were conducted prior to 2006 and no revenues were generated in the fiscal year 2006. The Company had no income in the year ended December 31, 2005. The Company has minimal capital, minimal cash, and only its intangible assets consisting of lease assignments, work in progress for field stimulation and proprietary work product. The Company is illiquid and needs cash infusions from investors or shareholders to provide capital, or loans from any sources.

The Company plan of operations is as follows:

MILESTONES

1st Quarter 2007 -     Operations for Evaluation and Development of Stimulation
                       Program of Company prospects.

2nd Quarter 2007 -     Continuation of Stimulation Operations.

3rd Quarter 2007 -     Continuation of Stimulation Operations.

The Company Budget for operations in next year is as follows:


                                         --------------------------------------
Zavalla prospect                                                    $  250,000
                                         --------------------------------------
Corsicano business                                                  $  250,000
Navarro prospect                                                    $  250,000
Working Capital                                                     $  250,000
                                         --------------------------------------
TOTAL                                                               $1,000,000

The Company reserves the right to change any or all of the budget categories in the execution of its business attempts without purchaser approval. None of the line items is to be considered fixed or unchangeable in the budget.

The Company will need substantial additional capital to support its budget. The Company has NO revenues. The Company has NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, may never achieve production or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. The Company may, in any particular case, decide to participate or decline participation. If participating, the Company will pay its proportionate share of costs to maintain its proportionate interest through Company cash flow or debt or equity financing. If participation is declined, the Company may elect to farm out, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

LIMITED FINANCING.

Assuming that $1,000,000 is achieved in a private placement being now commenced, the monies may not be sufficient for the continued operations of the Company. There is no assurance that additional monies or financing will be available in the future or, if available, will be at terms favorable to the Company. In the event that at least the $1,000,000 is received, the Company will be able to act on their business plan by stimulation efforts on the Company's oil field leases. (See "Company Business Summary")

The Company may borrow money to finance its future operations, although it does not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event the Company is unsuccessful in repaying such loans.

The Company may issue additional shares to finance its future operations, although it does not currently contemplate doing so. Any such issuance will reduce the control of previous investors (see "Risk Factor - Control") and may result in substantial additional dilution to existing investors.

The Company may attempt to conserve its available funds by acquiring properties through options or long-term purchase contracts. If the Company is financially unable to exercise options or make contract payments when due, the Company could be forced to forfeit all of its interest in such properties.

CAPITAL RESOURCES

The only capital resources of the Company are its common stock.

As of the date of this filing, the Company has no material commitments for capital expenditures within the next year, however substantial capital will be needed to pay for evaluation, acquisition, workover and stimulation of its prospects and working capital.

CASH FLOWS:

The Company has achieved no cash flows to date.

CHANGES IN FINANCIAL CONDITION

The predecessor, Comlink Communications, Inc. and USA Superior Energy, Inc. have entered into and completed an Agreement and Plan of Merger, which has effectively accomplished a recapitalization. The total assets of $373,694 of USA Superior Energy, Inc. are now consolidated into the parent company Comlink. Of these assets $367,117 constitutes capitalized costs of acquired oil field properties. (See "Consolidated Pro Forma Financial Statements" attached hereto as Exhibit "B"). Also, the Company has forward split its shares on a 2 for 1 basis, and concurrently with the closing hereof has retired a total of 45,000,000 shares of common stock. As part of the closing of the acquisition of USA Superior Energy, Inc., under the Agreement and Plan of Merger, the Company has issued 34,000,000 shares of common stock for the acquisition of 100% of USA Superior Energy, Inc.

The acquired company, USA Superior Energy, Inc. was founded October 27, 2005 and operates as a holding company and owns 80% of Superior Energy, LLC, a Delaware Limited Liability Company through which it operates its mineral prospect activities. The remaining 20% of the Superior Energy, LLC subsidiary is owned by a non-affiliate, Generon, which supplies certain technology and equipment for the outfield workover efforts for which Generon receives a 20% ownership in the profits and losses of the LLC, Superior Energy, LLC. For all purposes involving financial statements, Superior Energy, LLC is consolidated and treated as a wholly owned subsidiary without deduction for the minority interest.

The discussion of the Results of Operations treats the acquisition transaction of USA Superior Energy, Inc. as a recapitalization and using "Reverse Takeover Accounting." The prior operating results and balance sheets of Comlink have been eliminated (See "Consolidated Pro Forma Financial Statements" attached hereto as Exhibit "B".

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

USA Superior Energy, Inc. nor its subsidiary had any operations prior to 2006. For the nine months ended September 30, 2006, USA Superior had no revenues, however it has expended $312,133 in general and administrative expenses and miscellaneous which included salaries, consulting fees, rent, travel, investigative costs, legal and accounting.

The Company had a net loss for the nine month period of ($312,133). The Company expects the losses to continue at an increased rate for the next several quarters, as the two oil fields held are worked over and as the Company attempts to commence production therefrom.

The Company has expended $367,711 in development costs of its oil and gas properties, which it has capitalized since it is preporatory for production, however these capitalized costs are not included in computing its operations expenses. Should the properties for which these costs are capitalized prove non productive or uneconomical, the Company would have to write off all or part of such capitalized costs, thereby increasing the losses in the periods in which written off.

LIQUIDITY

The Company had no liquid assets at September 30, 2006, nor at December 31, 2006 except for cash of $1,625 and accounts receivable of $2,898 as of September 30, 2006. The Company had capitalized costs of investment in its oil field properties of $367,117, however absent consistent future oil production achievement, such capitalized investment is highly illiquid, and would be deemed unrecoverable if no economic production is achieved.

The Company's sole source of liquidity at this time is its capital stock, or through loans, if such are available. There is a private placement offering being commenced for $1,000,000 of common stock, at $.40 per Unit for 2,500,000 Units consisting of one Share and one Warrant. There are no committed sources of capital at this time.

SHORT TERM.

On a short-term basis, the Company does not generate revenue sufficient to cover operations. Based on prior experience, the Company believes it will continue to have insufficient revenue to satisfy current and recurring liabilities as it seeks explore. For short term needs the Company will be dependent on receipt, if any, of private placement proceeds.

LONG TERM.

The Company has no cash commitments to fund its long-term prospects and has no plan in place to resolve this issue. Failure to obtain long-term capital could result in failure of the Company.

NEED FOR ADDITIONAL FINANCING

In order to carry out its business plan, or to be competitive in the energy extraction business, the Company will need to raise substantial additional capital through private or public offerings, in addition to the $1,000,000 in a private placement offering now being commenced. There is no committed source for any such future financing and there is no assurance any such financing will be available, if and when needed or desired.

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

         (a) Real Estate.                   None.
         (b) Title to properties.           None.
         (c) Oil and Gas Prospects.         See discussion of Prospects in
                                            Zavalla and Navarro counties
                                            contained at page 5 hereof.
         (d) Patents.                       None.

PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF DECEMBER 31, 2006. (POST-TRANSACTION)

There are currently 52,360,000 common Shares outstanding (Post-Transaction).

The following sets forth information with respect to the Company's Common Stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of December 31, 2006, and by the holders of 5% or more of the Company's common stock:

Title of Class      Name and Address          Amount and Nature       Percent of
                    Of Beneficial Owner*      of Beneficial Ownership   Class
--------------      ---------------------     ----------------------- ----------
Common Stock        G. Rowland Carey          30,980,000                59%
                    President & Director


Common Stock        Jerry D. Witte             1,190,000                2.2%
                    Secretary & Director


Common Stock        Paul T. Eads               1,190,000                2.2%
                    Director


All Directors and Executive                   33,360,000               63.40%
 Officers as a Group (3 persons)
-----------------------------
* The beneficial owner's address is the same as the Company's principal office.

DIRECTORS AND EXECUTIVE OFFICERS

                             OFFICERS AND DIRECTORS

                                    OFFICERS

NAME                             AGE               POSITION
-----------------------          ---               -----------------------------
G. Rowland Carey                 65                President
Jerry D. Witte                   54                Secretary
----------------

G. ROWLAND CAREY, is the President and a Director of the Company. Mr. Carey is graduated from Univ. of North Carolina. Prior to becoming President of the Company he was the Managing Member of USA Superior, LLC. From May 1990 to present he has been the President and CEO of Coast Capital, LLC. Coast provided equipment financing to oil and gas companies. From June 1983 to August 1985 he was the Co-founder and President of Gardner-Carey, Inc. specializing in the development of rural land into subdivisions.

JERRY D. WITTE, is the Secretary and a Director of the Company. Mr. Witte is graduated from University of Southern Florida. Prior to becoming Secretary of the Company, Mr. Witte was President and technical scientist of TriLucent Technologies, a public company that utilized remote sensing and radar based hydrocarbon identification for resource development. From 1985 to 1998 Mr. Witte was a senior project manager for SONAT Exploration where he was involved in numerous projects. From 1979 to present Mr. Witte has consulted in areas including but not limited to geophysics, geochemistry, petrophysics and the development of enhancement technologies in the oil and gas industry.

The following individuals comprise the management and consultant team as of December 31, 2006. Additional staff and consultants will be added as the Company grows.

                               BOARD OF DIRECTORS

NAME                                        AGE               POSITION
----------------------------                ---               --------
G. Rowland Carey (1)                        65                Director
Jerry D. Witte (1)                          54                Director
Paul T. Eads                                67                Director
----------------------------

(1) See biographical information listed above.

PAUL T. EADS, is a Director of the Company. Mr. Eads is graduated from the Univ. of Houston in 1962 with a Bachelor of Science degree. Prior to joining the Company from 1994 to 1999 Mr. Eads was President of XL Lift Systems, Inc. which specialized in providing gas lift consulting services to major oil and gas companies throughout the world. From 1993 to present Mr. Eads was an independent consultant providing gas lift equipment and services to companies including, Exxon, Amoco and Camlow S.A.I.C. (Argentina). Mr. Eads has chaired sessions for the Society of Petroleum Engineers as has written and presented numerous papers and computer programs on gas lift designs and technology.

                   KEY EMPLOYEES / CONSULTANTS FOR THE COMPANY

NAME                      AGE           POSITION
--------------------      ---           ----------------------------------------
Ben Terral                74            Consultant - Field Operations Specialist

Randy Holifield           58            Employee - Navarro County Operations

Bob Robinson              79            Consultant - South Texas Geology


BEN TERRAL- Field Operations Specialist-
Over 50 years oil field equipment, Mr. Terral holds a total of twenty seven patents pertaining to downhole tools, mandrels and wireline tools. Expertise in solving operational problems as well as engineering equipment to solve problems. Mr. Terral has worked for the companies including CAMCO Inc. (Dept Chief), Wireline Equipment Manufacturing Co. (VP Engineering), MACCO/Schlumberger (Product Mgr), McMurry/Brown/Hughes (Snr. V.P. Engineering).

RANDY HOLIFIELD-  East Texas (Navarro) Field Operations
Over 29 years oil field operations in Texas and Gulf Coast States, Oklahoma, Kentucky and Tennessee for NORAM (Texas Operation Mgr) PAMCO, Crystal Services, and SHWJ Oil. Experience includes operations and completions for several thousand wells, several hundred well drilled, water flood and heavy oil production.

BOB ROBINSON- South Texas Geology-over 40 years of oil field experience, specializing in airborne magnatics geophysical recon and serpentine.

                                  COMPENSATION

EXECUTIVE AND DIRECTORS COMPENSATION

                   SUMMARY OF SCHEDULED EXECUTIVE COMPENSATION

                                    ANNUAL COMPENSATION

------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Name & Principal Position             Fiscal    Salary ($)   Bonus ($)    Other       Annual  Restricted    Securities
                                      Year                                Compensation ($)    Stock         Underlying
                                      2006                                                    Award(s) ($)  Options/
                                                                                                            SARS (#)
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
G. Rowland Carey, President                     $100,000     $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Jerry D. Witte, Secretary                       $60,000      $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Paul T. Eads, Director                          $60,000      $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------

EMPLOYEES STOCK COMPENSATION PLAN:

The Company has a stock compensation plan for employees which provide schedules of earnout and vesting based upon longevity of service.

         (a) The following table furnishes the information concerning the directors of the Company as of December 31, 2006. The directors of the Company are elected every year and serve until their successors are elected and qualify.

                                    DIRECTORS


NAME                                        AGE               TITLE
-----------------------                     ---               ------------------
G. Rowland Carey                            65                Director
Jerry D. Witte                              54                Director
Paul T. Eads                                67                Director
-----------------------


The term of office for each director is one (1) year, or until his/her successor is elected at the Company's annual meeting and qualified. The term of office for each officer of the Company is at the pleasure of the board of directors.

The board of directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the board of directors was neither independently made nor negotiated at arm's length.

         (b) Compensation of Certain Significant Employees/Consultants.

There are several employees other than the executive officers and consultants disclosed above who make, or are expected to make, significant contributions to the business of the Company.

------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Name                                  Fiscal    Salary ($)   Bonus ($)    Other       Annual  Restricted    Securities
                                      Year                                Compensation ($)    Stock         Underlying
                                      2006                                                    Award(s) ($)  Options/
                                                                                                            SARS (#)
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Randy Holifield                                 $48,000      $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Rob Robinson                                    $36,000      $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Ben Terral                                      $12,000      $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------

         (c) Family Relationships. None.

CONFLICTS OF INTEREST

All of the Company's Officers and Directors have been in the past and may continue to be active in the natural resource business with other companies and on their own behalf. All Officers and Directors have retained the right to conduct their own independent business interests. These activities could give rise to potential conflicts with the interests of the Company. Pursuant to a resolution of the Board of Directors of the Company, the Officers have agreed that if a business opportunity in the natural resources industry comes to the attention of its Officers, such opportunity will be made available to the Company and the Company shall have a right of first refusal with regard to such opportunity. Another resolution of the Board of Directors sets forth that if a business opportunity comes to the attention of a Director and such opportunity is located within an area of interest and defined by resolution of the Board of Directors or if an opportunity is presented to a Director in his capacity as such, it must be disclosed to the Company and made available to it. As of the date of this Memorandum, the only areas of interest defined by the Company's Board of Directors relate to the immediate vicinity surrounding the Company's existing prospects. Any future designated areas of interest will be determined by the Company's Board of Directors after appropriate discussion and deliberation. If an Officer or Director owes a fiduciary duty to another entity similar to the duty owed to the Company, it is possible that the conflict may be impossible to resolve in a manner that is equitable to both entities.

A majority of disinterested Directors may reject a corporate opportunity for various reasons, including geologic, geographic and economic considerations, among others. If the Company rejects such opportunity, of it is rejects an area of interest and later an opportunity is presented to a Director or Officer within such area of interests, then any Director or Officer may avail himself or themselves of such opportunity. In addition, if a prospect or other opportunity is presented to the Company, and one or more of the Company's Officers or Directors has an outside interest in the opportunity, the opportunity will be reviewed at a meeting of the Board of Directors and the interested Director(s) will not vote on issues relating to such opportunity.

To the best ability and in the best judgment of the Officers and Directors of the Company, any conflicts of interests between the Company and the personal interests of the Officers and Directors of the Company will be resolved in a fair manner which will protect the interests of the Company.

The Company has no current plans to acquire any interest in any oil and gas properties in which any of the Company's officers or directors have any direct or indirect interest by security holdings, contracts, options or otherwise. However, such acquisitions may occur in the future if the directors of the Company determine that any such acquisition is in the best interest of the Company. Further, the Company may, and it reserves the right to, enter into or form joint ventures, partnerships, or other types of associations customary in the oil and gas industry with one or more of its directors or their affiliates, for the acquisition, exploration or development of a specific oil and gas interest if the Board of Directors of the Company deems such arrangement to be proper and in the best interests of the Company. If such arrangements are entered into, they could constitute a benefit to the interested director or affiliate and such benefits could be substantial. The Company has no current plans to engage in drilling activities on properties near properties in which any of the Company's officers or directors have any direct or indirect interest. However, such drilling may occur in the future and the Company does not have a policy which would prohibit such activity.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company issued a total of 34,000,000 restricted common shares to the shareholders of USA Superior Energy, Inc. in exchange for 100% of the issued and outstanding shares of USA Superior Energy, Inc. pursuant to the exemptions from registration under Sections 4(2) and 4(6) of the Securities Act of 1933, pursuant to the Agreement and Plan of Merger with Comlink Communications Company.

In connection with the acquisition, Comlink will enter into a consulting agreement with The Regency Group, LLC. for the provision of services relating to investor relations, public relations agreement and public company website maintenance, pursuant to which The Regency Group shall be compensated by the issuance of 500,000 fully paid and non-assessable common shares of Comlink under Rule 144, WHICH SHARES WILL BE SUBJECT TO RESTRICTIONS FROM TRADING, SALE OR TRANSFER UNLESS REGISTERED OR PURSUANT TO RULE 144.


      SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.


Not Applicable.


                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT


ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Comlink experienced a change of control in its acquisition of USA Superior Energy, Inc. USA Superior's principal shareholders received 34,000,000 common shares constituting 64.9% of the total outstanding shares of Comlink immediately after the share exchange transaction with the shareholders of USA Superior Energy, Inc. and Messrs. Ball and Brailey returned a total of 45,000,000 shares to Company for retirement to treasury.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As a result of the merger, Daniel Brailey resigned as President, Chief Financial Officer, Chief Executive Officer and Director of the Company. The Company appointed Rowland Carey as President and Director effective immediately. James Bell resigned as Secretary of the Company as a result of the merger. Jerry Witte was immediately appointed Secretary and a Director.

                       SECTION 6 - ASSET BACKED SECURITIES

Not Applicable.

                            SECTION 7 - REGULATION FD

Not Applicable.


                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Comlink Communications Company has adopted a new Business Plan in the oil and gas sector, through its acquisition of USA Superior Energy, Inc. (See Item 2.01 and Item 2.03)

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

a)       Financial Statements of business acquired -

         Audited Financial Statements of USA Superior Energy, Inc. as of September 30, 2006.

b)       Pro Forma Information  -

         Consolidated Pro Forma Balance Sheet
        (Post Transaction with USA Superior Energy, Inc.)

c)       Shell Company transactions -  None

d)       Exhibits-
                  3.1  - Articles of Incorporation of USA Superior Energy, Inc.
                  3.2  - Bylaws of USA Superior Energy, Inc.
                  3.3  - Certificate of Formation - Superior Energy, LLC
                  10.1 - Agreement and Plan of Merger
                  10.2 - Operating Agreement of Superior Energy, LLC
                  99.1 - Graph - Page 7
                  99.2 - Graph - Page 8
                  99.3 - Graph - Page 9

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         COMLINK COMMUNICATIONS COMPANY
                          ---------------------------
                                  (Registrant)

                                    Dated: January 17, 2007

                                    /s/G. Rowland Carey
                                    ______________________________
                                    G. Rowland Carey, President

                                  EXHIBIT "A"
            AUDITED FINANCIAL STATEMENTS OF USA SUPERIOR ENERGY, INC.

JASPERS + HALL, PC
CERTIFIED  PUBLIC  ACCOUNTANTS
9175 Kenyon Avenue, Suite 100
Denver,  CO 80237                                                   303-796-0099



             Report of Independent Registered Public Accounting Firm


To the Board of Directors
Superior Energy, Inc.


We have audited the accompanying consolidated balance sheets of Superior Energy, Inc. as of September 30, 2006 and October 27, 2005, and the related consolidated statements of operations, stockholder's equity, and cash flows for the period from October 27, 2005 to September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superior Energy, Inc. as of September 30, 2006 and October 27, 2005, and the results of its operations, and changes in stockholder's equity and cash flows for the period from October 27, 2005 to September 30, 2006, in conformity with accounting principles generally accepted in the United States.





Jaspers + Hall, PC
Denver, Colorado
December 15, 2006

                            USA SUPERIOR ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                           September 30,                 October 27,
                                                                               2006                         2005
                                                                         ------------------             --------------
ASSETS

Current Assets
      Cash                                                               $           1,625              $           -
      Accounts receivable                                                            2,898                          -
                                                                         ------------------             ---------------
           Total Current Assets                                                      4,523                          -

Unproved oil and gas properties - uncompleted wells
      development costs                                                            367,117                          -
                                                                                                                    -
Fixed assets - net                                                                   1,304                          -
Other asset - deposit                                                                  750                          -
                                                                         ------------------

TOTAL ASSETS                                                             $         373,694              $           -
                                                                         ==================             ==============

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities
      Accounts payable                                                   $          93,122              $           -

Long Term Liabilities                                                               19,589                          -

Minority Interest                                                                        6                          -

Stockholder's Equity
      Common Stock 100,000 authorized, $0.10 par value                              10,000                        100
      Subscriptions receivable                                                        (100)                      (100)
      Paid-in Capital                                                              563,210                          -
      Accumulated Deficit                                                         (312,133)
                                                                         ------------------             --------------
           Total Stockholder's Equity                                              260,977                          -

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                               $         373,694              $           -
                                                                         ==================             ==============


    The accompanying notes are an integral part of these financial statements

                            USA SUPERIOR ENERGY, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                        October 27,
                                                                                           2005
                                                                                            to
                                                                                       September 30,
                                                                                           2006
                                                                                     ------------------
REVENUES
      Oil & Gas revenues                                                             $               -

EXPENSES
      Exploration expenses                                                                           -
      Depreciation                                                                                 745
      Accretion expense                                                                            558
      General & administrative expenses                                                        310,830
                                                                                     ------------------

           Total Expenses                                                                      312,133
                                                                                     ------------------

NET (LOSS) - BEFORE MINORITY INTEREST                                                $        (312,133)
                                                                                     ==================

Minority Interest in net (loss) of consolidation subsidiary                                          -

NET (LOSS)                                                                           $        (312,133)
                                                                                     ==================


    The accompanying notes are an integral part of these financial statements

                            USA SUPERIOR ENERGY, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                Deficit
                                                          Common Stock                        Accumulated
                                                   ---------------------------- Additional       During
                                                      Number of                  Paid-in      Development
                                                       Shares        Amount      Capital         Stage         Total
                                                   ----------------------------------------------------------------------
Balance, October 27, 2005                                    1,000    $    100     $      -      $        -    $       -

Acquisition of Superior Energy LLC                          99,000       9,900      563,210                      573,110

Net loss for period                                              -           -            -        (312,133)    (312,133)
                                                   ----------------------------------------------------------------------

Balance, September 30, 2006                                100,000    $ 10,000     $563,210      $ (312,133)   $ 260,977
                                                   ======================================================================




    The accompanying notes are an integral part of these financial statements

                            USA SUPERIOR ENERGY, INC.
                        CONSOLIDATED STATEMENT CASH FLOWS
                   FROM OCTOBER 27, 2005 TO SEPTEMBER 30, 2006

CASH FLOWS USED IN OPERATING ACTIVITIES
      Net loss for the period                                                                    $       (312,133)
      Adjustment to reconcile net loss to net cash from operating activities
           Depreciation                                                                                       745
           Accretion expense                                                                                  558
      Changes in assets and liabilities
           Accounts receivable                                                                             (2,898)
           Accounts payable                                                                                93,122
                                                                                                 -----------------

Net cash used in operating activities                                                            $       (220,606)
                                                                                                 -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Increase in fixed assets                                                                             (2,607)
      Increase in other assets                                                                               (750)
      Increase in oil and gas properties                                                                 (367,117)
      Increase in minority interest                                                                             6
                                                                                                 -----------------

Net cash used in investing activities                                                            $       (370,468)
                                                                                                 -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Capital contributions                                                                               573,110
      Increase in Long Term Liabilities                                                                    19,589
                                                                                                 -----------------

Net cash provided by financing activities                                                        $        592,699
                                                                                                 -----------------

Net increase in cash                                                                             $          1,625

Cash, Beginning of Period                                                                                       -
                                                                                                 -----------------

Cash, End of Period                                                                              $          1,625
                                                                                                 =================

Supplemental Information
      Interest paid                                                                              $            335
                                                                                                 =================
      Income taxes paid                                                                          $              -
                                                                                                 =================


    The accompanying notes are an integral part of these financial statements

                            USA SUPERIOR ENERGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006

NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

USA Superior Energy, Inc. (the "Company"), a Delaware corporation, was formed on October 27, 2005. The Company was originally authorized to issue 1,000 shares of stock at a stated par value of $0.10 per share. In December of 2005 the share authorization was increased to 100,000.

The current business of the Company is to develop, own and operate prospects and energy projects in East and Southwest Texas.

Principles of Consolidation. The financial statements include the accounts of its 100% owned subsidiary Superior Energy, LLC. and its 80% interest in the subsidiary Skyrider Energy, LLC.

USE OF ESTIMATES. Management uses estimates and assumptions in preparing the financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements, and the disclosure of contingent assets and liabilities. Actual results could differ materially from these estimates.

REVENUE RECOGNITION. For the twelve months ended September 30, 2006, the Company had not recorded any oil and gas revenues. When the Company begins to record oil and gas revenues fro the sale of natural gas and oil produced are recognized upon the passage of title, net of royalties. Revenues from natural gas production are recorded using the sales method.

CASH AND CASH EQUIVALENTS. The Company considers cash on hand, cash on deposit in banks, money market funds and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At September 30, 2006 the Company had $1,625 in cash and cash equivalents on a consolidated basis.

                            USA SUPERIOR ENERGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006


SUCCESSFUL EFFORTS METHOD OF ACCOUNTING. The Company follows the "successful efforts" method of accounting of its costs of acquisition, exploration and development of oil and gas properties. Under this method, oil and gas lease acquisition costs and intangible drilling costs associated with exploration efforts that result in the discovery of proved reserves and costs associated with development drilling, whether or not successful, are capitalized when incurred. Certain costs of exploratory wells are capitalized pending determinations that proved reserves have been found. If the determination is dependent upon the results of planned additional wells and required capital expenditures to produce the reserves found, the drilling costs will be capitalized as long as sufficient reserves have been found to justify completion of the exploratory well and additional wells are underway for firmly planned to complete the evaluation of the well. All costs related to unsuccessful exploratory wells are expensed when such wells are determined to be nonproductive or at the one year anniversary of completion of the well if proved reserves have not been attributed and capital expenditures as described in the preceding sentence are not required. We assess our capitalized exploratory wells pending evaluation each quarter to determine whether costs should remain capitalized or should be charged to earnings. Other exploration costs, including geological and geophysical, are expensed as incurred. Seismic costs incurred to select development locations within a productive oil and gas field are typically treated as development costs and capitalized. Judgment is required to determine when the seismic programs are not within proved reserve areas and therefore would be charged to expense as exploratory. We recognize gains or losses on the sale of properties, should they occur, on a field by field basis.

As of September 30, 2006, property and equipment consists primarily of oil and gas properties of which the balance represents leasehold and drilling costs. The Company also has office equipment which is stated at cost and is depreciated on a straight-line basis over the estimated 3 year useful life of the assets. Maintenance and repairs are expensed as incurred. Replacements, upgrades or expenditures which improve and extend life of the assets are capitalized. When assets are sold, retire or otherwise disposed, the applicable costs and accumulated depreciation and amortization are removed from the appropriate accounts and the resulting gain or loss is recorded.

ENVIRONMENTAL. The Company is subject to environmental laws and regulations of various U.S. jurisdictions. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

                            USA SUPERIOR ENERGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006

Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can be reasonably estimated.

ASSET RETIREMENT OBLIGATION. The Company adopted Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations", as of January 1, 2005. SFAS 143 requires the Company to record the fair value of a liability for an asset retirement obligation ("ARO") in the period in which it is incurred. When the liability is initially recorded, a company increases the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Activities related to the Company's ARO for the twelve months ended September 30, 2006 are as follows:

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2006

Initial ARO as of October 27, 2005                                          0
Liabilities incurred during period                                     19,031
Accretion expense                                                         558
                                                                       ------
Balance of ARO as of September 30, 2006                                19,589

NOTE 2 - PREPAID AND OTHER CURRENT ASSETS.

As of September 30, 2006 there were no prepaid assets or other current assets.

NOTE 3 - INVESTMENTS.

On December 5, 2005 the Company issued 99,000 shares of common stock in exchange for 100% of the equity interests of Superior Energy, LLC, a private entity specializing in oil and gas exploration and development.

                            USA SUPERIOR ENERGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006

Superior Energy, LLC entered into an agreement dated August 11, 2005 resulting in an eighty percent ownership interest in Skyrider Energy, LLC (Skyrider). The Superior Energy, LLC serves as Manager of Skyrider until such time as it resigns or is removed by the unanimous consent of the Members of Skyrider. The Superior Energy, LLC's cost to drill or work over wells through casing, set up cost of the corporation, engineering expense, etc for the Benton/Guidry and Craig leases located in Navarro County, Texas are considered capital contributions to Skyrider. As a result, the Superior Energy, LLC's recording of the investment in Skyrider is eliminated in the consolidation of the financial statements and reported as part of the oil and gas properties amount described above. As of September 30, 2006 the amount of unproved oil and gas properties included in the consolidated balance sheets was $367,117.


NOTE 4 - AFFILIATE AND RELATED PARTY TRANSACTIONS.

The Company has recorded accounts receivables in the amount of $2,898 due from related parties as of September 30, 2006. Of this amount $204 represents office supplies and $2,693 represents principal and interest payments for a vehicle financed by the related party.

NOTE 5 - INCOME TAXES.

Since the Company is organized as a Subchapter S corporation, it pays no income taxes as any income or losses are attributed to the stockholders of the corporation.

NOTE 6 - COMMITMENTS AND CONTINGENCIES.

The Company leases office space in Houston, Texas under a twelve-month renewable operating lease which includes the use of office space, office equipment and office furniture. The Company also leases office space in San Antonio, Texas for one of the Company's officers. This lease is renewable on a month to month or six month basis. Presented below are our contractural commitments for the periods indicated:

                           Year             Amount
Office Lease               2006             23,746
                                            ------
         Total                              23,746

                            USA SUPERIOR ENERGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006

NOTE 7 - RESULTS OF OPERATIONS.

As of September 30, 2006, the majority of oil and gas property was in the work-in progress stage. As a result, no depletion has been recorded as of September 30, 2006.

NOTE 8 - SUBSEQUENT EVENT

An Agreement and Plan of Merger was finalized on January 16, 2007, with shareholders of USA Superior Energy, Inc. ("USA Superior"), USAS Acquisitions, Inc. ("USAS") and Comlink Communications Company. Under the terms of the Agreement shareholders of USA Superior Energy, Inc. agreed to receive a total of 34,000,000 shares of common stock of the Company in exchange for common shares of USA Superior Energy, Inc., constituting 100% of the issued and outstanding common stock of USA Superior Energy, Inc.

                                  EXHIBIT "B"

                   CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (POST TRANSACTION WITH USA SUPERIOR ENERGY, INC.)

                COMLINK COMMUNICATIONS/USA SUPERIOR ENERGY, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2006

ASSETS

Current Assets
      Cash                                                                                       $       2,563
      Accounts receivable                                                                                2,898
                                                                                                 --------------
           Total Current Assets                                                                          5,461

Unproved oil and gas properties - uncompleted wells
      development costs                                                                                367,117

Fixed assets - net                                                                                       1,304
Other asset - deposit                                                                                      750
                                                                                                 --------------

Total Assets                                                                                     $     374,632
                                                                                                 ==============

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities
      Accounts payable                                                                           $      93,122
      Shareholder's loan                                                                                22,700
                                                                                                 --------------
           Total Current Liabilities                                                                   115,822

Long Term Liabilities                                                                                   19,589

Minority Interest                                                                                            6

Stockholder's Equity
      Common Stock 75,000,000 authorized, $0.0001 par value                                             43,180
      Subscriptions receivable                                                                            (100)
      Paid-in Capital                                                                                  236,877
      Accumulated Deficit                                                                              (40,742)
                                                                                                 --------------
           Total Stockholder's Equity                                                                  239,215

Total Liabilities and Stockholder's Equity                                                       $     374,632
                                                                                                 ==============

                COMLINK COMMUNICATIONS/USA SUPERIOR ENERGY, INC.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                            AS OF SEPTEMBER 30, 2006

REVENUES
      Oil & Gas revenues                                                                         $           -

EXPENSES
      Exploration expenses                                                                                   -
      Depreciation                                                                                         745
      Accretion expense                                                                                    558
      General & administrative expenses                                                                332,026
                                                                                                 --------------

           Total Expenses                                                                              333,329
                                                                                                 --------------

NET (LOSS)                                                                                       $    (333,329)
                                                                                                 ==============


                COMLINK COMMUNICATIONS/USA SUPERIOR ENERGY, INC.
                   CONSOLIDATED PRO FORMA STATEMENT CASH FLOWS
                    FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2006

CASH FLOWS USED IN OPERATING ACTIVITIES
      Net loss for the period                                                                    $       (333,329)
      Adjustment to reconcile net loss to net cash from operating activities
           Depreciation                                                                                       745
           Accretion expense                                                                                  558
      Changes in assets and liabilities
           Prepaid expenses and other                                                                      45,255
           Accounts payable                                                                               (22,541)
                                                                                                 -----------------

Net cash used in operating activities                                                            $       (309,312)
                                                                                                 -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Additions to oil and gas properties                                                                (101,434)
                                                                                                 -----------------

Net cash used in investing activities                                                            $       (101,434)
                                                                                                 -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Capital contributions                                                                               422,705
      Shareholders loan                                                                                    22,200
      Repayment of short term notes payable                                                               (32,832)
                                                                                                 -----------------

Net cash provided by financing activities                                                        $        412,073
                                                                                                 -----------------

Net increase in cash                                                                             $          1,327

Cash, Beginning of Period                                                                                   1,236
                                                                                                 -----------------

Cash, End of Period                                                                              $          2,563
                                                                                                 =================

Supplemental Information
      Interest paid                                                                              $            335
                                                                                                 =================
      Income taxes paid                                                                          $              -
                                                                                                 =================

                         COMLINK COMMUNICATIONS COMPANY
                        (A Development Stage Enterprise)
                   PROFORMA STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                Deficit
                                                          Common Stock                        Accumulated
                                                   ----------------------------  Additional       During
                                                      Number of                  Paid-in      Development
                                                       Shares        Amount      Capital         Stage         Total
-------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2006                             31,680,000    $ 31,680    $ (12,700)      $ (40,742)   $ (21,762)

Proposed retirement of stock                           (22,500,000)    (22,500)      22,500                            -

Proposed acquisition                                    34,000,000      34,000      227,077                      261,077
                                                   ----------------------------------------------------------------------

Proforma balance after acquisition                      43,180,000    $ 43,180     $236,877       $ (40,742)    $239,315
                                                   ======================================================================

Forward split 2 : 1 at time of acquisition              86,360,000    $ 86,360     $193,597       $ (40,742)    $239,215
                                                   ======================================================================

Note: Concurrent with the acquisition the Company will authorize an increase in the authorized number of shares to 150,000,000 or other number acceptable to the stockholders.